Exhibit 99.1 – News Release

RB Global reports second quarter 2026 results
WESTCHESTER, IL, August 4, 2026 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, or “our”) reported the following results for the three months ended June 30, 2026.
"We delivered another solid quarter, reflecting our growth strategy, the durability of our marketplace, and the commitment of our teams," said Jim Kessler, CEO of RB Global. "Our acquisition of BigIron advances that strategy by strengthening our position in the highly attractive U.S. agriculture market, expanding our customer reach, and creating additional opportunities to generate long-term value for shareholders."
"Our second-quarter performance demonstrates the strength of our operating model and disciplined execution across the business," said Eric J. Guerin, Chief Financial Officer. "Growth in Automotive, contributions from acquisitions, and ongoing cost discipline supported earnings growth in the quarter. Reflecting our year-to-date performance and outlook, we are increasing our full-year expectations while continuing to invest in the business and return capital to shareholders through a growing dividend and share repurchases."
Second Quarter Financial Highlights1,2,3:
•Total gross transaction value ("GTV") increased 11% year over year to $4.7 billion.
•Total revenue increased 11% year over year to $1.3 billion.
•Service revenue increased 5% year over year to $933.4 million.
•Inventory sales revenue increased 28% year over year to $383.7 million.
•Net income increased 31% year over year to $143.6 million.
•Net income available to common stockholders increased 33% year over year to $132.0 million.
•Diluted earnings per share available to common stockholders increased 34% to $0.71 per share.
•Diluted adjusted earnings per share available to common stockholders increased 6% year over year to $1.13 per share.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 6% year over year to $387.2 million.
•During the second quarter, the Company repurchased and retired approximately 1.5 million common shares for total proceeds of $150.0 million.
•On July 21, 2026, the Company increased its quarterly cash dividend from $0.31 to $0.33 per common share.
2026 Financial Outlook
The Company has updated its full-year 2026 outlook for select financial data, as shown below:

(in millions, except percentages)	Current Outlook	Prior Outlook
GTV growth	9% to 11%	6% to 9%
Adjusted EBITDA	$1,495 to $1,545	$1,485 to $1,545
Full year tax rate (GAAP and adjusted)	23% to 25%	23% to 25%
Capital expenditures[4]	$350 to $400	$350 to $400
1 For information regarding RB Global's use and definition of certain measures, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this news release.
2 All figures are presented in U.S. dollars.
3 For the second quarter of 2026 as compared to the second quarter of 2025.
4 Capital expenditures is defined as property, plant and equipment, net of proceeds on disposals, plus intangible asset additions.

RB Global, Inc.	1

Additional Financial and Operational Highlights
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
(in millions, except percentages and per share data)	2026	2025	% Change	2026	2025	% Change
GTV	$4,672.7	$4,198.1	11%	$9,013.6	$8,027.0	12%
Service revenue	933.4	887.2	5%	1,831.1	1,739.7	5%
Service revenue take rate	20.0%	21.1%	(110)bps	20.3%	21.7%	(140)bps

Inventory sales revenue	$383.7	$298.8	28%	$720.6	$554.9	30%
Inventory return	22.8	12.4	84%	53.0	33.5	58%
Inventory rate	5.9%	4.1%	180bps	7.4%	6.0%	140bps

Net income	$143.6	$109.7	31%	$279.2	$223.0	25%
Net income available to common stockholders	132.0	99.5	33%	256.6	202.4	27%
Adjusted EBITDA	387.2	364.5	6%	749.9	692.4	8%

Diluted earnings per share available to common stockholders	$0.71	$0.53	34%	$1.37	$1.09	26%
Diluted adjusted earnings per share available to common stockholders	$1.13	$1.07	6%	$2.14	$1.96	9%
Revenue
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
(in millions, except percentages)	2026	2025	% Change	2026	2025	% Change
Transactional seller revenue	$239.2	$241.0	(1)%	$480.5	$457.8	5%
Transactional buyer revenue	610.9	560.6	9%	1,188.4	1,117.3	6%
Marketplace services revenue	83.3	85.6	(3)%	162.2	164.6	(1)%
Total service revenue	933.4	887.2	5%	1,831.1	1,739.7	5%
Inventory sales revenue	383.7	298.8	28%	720.6	554.9	30%
Total revenue	$1,317.1	$1,186.0	11%	$2,551.7	$2,294.6	11%
For the Second Quarter:
•GTV increased 11% year over year to $4.7 billion, driven by strong Automotive performance and contributions from acquisitions. Automotive GTV increased year over year as unit volumes increased 11%, supported by net market share gains and higher average price per vehicle sold. GTV in the heavy equipment & transportation1 ("HE&T") sector increased year over year, driven primarily by acquisitions, partially offset by declines in transaction volumes driven by a more cautious customer environment. GTV in Other increased primarily due to the addition of BigIron. Excluding the impact of recent acquisitions total GTV increased 7%.
•Service revenue increased 5% year over year to $933.4 million, driven by higher GTV, partially offset by lower service revenue take rate. Service revenue take rate declined 110 basis points year over year to 20.0%, primarily due to business and portfolio mix from recently completed acquisitions with lower service revenue take rates and automotive pricing incentives tied to higher transaction volumes.
•Inventory sales revenue increased 28% year over year to $383.7 million, primarily due to changes in HE&T customer contract preference and acquisitions partially offset by lower automotive revenue. The inventory rate increased 180 basis points year over year to 5.9%, primarily due to strong performance in the HE&T sector.
•Net income available to common stockholders increased to $132.0 million, primarily due to higher operating income and lower interest expense. These increases were partially offset by an increase in income tax expense.
•Adjusted EBITDA2 increased 6% year over year driven by GTV growth, higher contribution from inventory returns partially offset by higher operating expenses and lower service revenue take rate.
1 Refer to "GTV By Sector" for information regarding sector presentation and changes thereto in the second quarter of 2026.
2 For information regarding RB Global's use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this news release.

RB Global, Inc.	2

GTV by Sector
During the second quarter of 2026, we revised our sector presentation. Historically, we organized sector disclosures into (i) Automotive, (ii) Commercial, Construction and Transportation ("CC&T"), and (iii) Other. Under the revised presentation, the former CC&T sector and certain asset categories previously included in Other have been combined into Heavy Equipment & Transportation ("HE&T").
HE&T includes heavy equipment and machinery, commercial transportation assets, and equipment serving the agriculture, forestry and energy industries. Other primarily includes consumer items, real estate, and dismantled vehicle parts3. The composition of Automotive is unchanged and continues to include both salvage and non-salvage, or remarketed, passenger vehicles. Each sector includes both salvage and non-salvage transactions across all of our marketplace brands.
Prior-period GTV and lots sold information has been recast to conform to the current presentation. The recast relates solely to the classification of amounts between sectors and does not impact total consolidated GTV or lots sold.

	Three months ended June 30,			Six months ended June 30,
(in millions, except percentages)	2026	2025	% Change	2026	2025	% Change
Automotive	$2,448.7	$2,161.5	13%	$4,737.9	$4,306.2	10%
Heavy Equipment & Transportation	2,076.6	1,928.1	8%	4,020.1	3,490.8	15%
Other	147.4	108.5	36%	255.6	230.0	11%
Total GTV	$4,672.7	$4,198.1	11%	$9,013.6	$8,027.0	12%
The following presents GTV by sector for each of the last six fiscal quarters, recast to conform to the revised presentation:

	Three months ended
(in millions)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Automotive	$2,448.7	$2,289.2	$2,200.7	$2,152.2	$2,161.5	$2,144.7
Heavy Equipment & Transportation	2,076.6	1,943.5	1,957.7	1,627.3	1,928.1	1,562.7
Other	147.4	108.2	122.8	114.3	108.5	121.5
Total GTV	$4,672.7	$4,340.9	$4,281.2	$3,893.8	$4,198.1	$3,828.9
Lots Sold by Sector

	Three months ended June 30,			Six months ended June 30,
(in thousands, except percentages)	2026	2025	% Change	2026	2025	% Change
Automotive	658.8	595.9	11%	1,290.1	1,221.5	6%
Heavy Equipment & Transportation	200.0	186.4	7%	379.4	342.9	11%
Other	52.4	64.9	(19) %	99.2	137.9	(28) %
Total lots sold	911.2	847.2	8%	1,768.7	1,702.3	4%
The following presents lots sold by sector for each of the last six fiscal quarters, recast to conform to the revised presentation:

	Three months ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Automotive	658.8	631.3	624.5	601.7	595.9	625.6
Heavy Equipment & Transportation	200.0	179.4	197.4	163.0	186.4	156.5
Other	52.4	46.8	53.4	51.5	64.9	73.0
Total lots	911.2	857.5	875.3	816.2	847.2	855.1
3 Until June 21, 2025, the date of its deconsolidation in connection with the LKQ SYNETIQ transaction described in the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

RB Global, Inc.	3

Reconciliation of Operating Expenses
(Unaudited)
The following table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments, as defined in our Non-GAAP Measures.

	Three Months Ended June 30, 2026
(in millions)	Cost of services	Cost of inventory sold	Selling, general and administrative	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
As reported (unaudited)	$381.6	$360.9	$210.8	$7.7	$130.4	$1,091.4
Stock-based compensation expense	—	—	(17.9)	—	—	(17.9)
Acquisition-related and integration costs	—	—	—	(7.7)	—	(7.7)
Restructuring costs	—	—	(2.4)	—	—	(2.4)
Amortization of acquired intangible assets	—	—	—	—	(74.2)	(74.2)
Other legal, advisory and non-income tax expense	—	—	(3.1)	—	—	(3.1)
Adjusted	$381.6	$360.9	$187.4	$—	$56.2	$986.1

	Six Months Ended June 30, 2026
(in millions)	Cost of services	Cost of inventory sold	Selling, general and administrative	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
As reported (unaudited)	$746.7	$667.6	$425.0	$13.9	$257.1	$2,110.3
Stock-based compensation expense	—	—	(33.2)	—	—	(33.2)
Acquisition-related and integration costs	—	—	—	(13.9)	—	(13.9)
Restructuring costs	—	—	(4.8)	—	—	(4.8)
Amortization of acquired intangible assets	—	—	—	—	(146.8)	(146.8)
Other legal, advisory and non-income tax expense	—	—	(0.6)	—	—	(0.6)
Adjusted	$746.7	$667.6	$386.4	$—	$110.3	$1,911.0
Dividend Information
On July 21, 2026, the Company declared a quarterly cash dividend of $0.33 per common share, payable on September 17, 2026, to shareholders of record on August 25, 2026.
Second Quarter 2026 Earnings Conference Call
RB Global is hosting a conference call to discuss its financial results for the quarter ended June 30, 2026, at 5:00 PM ET on August 4, 2026. The replay of the webcast will be available through August 4, 2027.
Conference call and webcast details are available at the following link: https://investor.rbglobal.com.
About RB Global
RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace and trusted provider of value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through its global network of auction sites and digital platform, RB Global serves customers worldwide across a variety of asset classes, including automotive, construction, commercial transportation, government surplus, lifting and material handling, energy, mining and agriculture. The company’s end-to-end marketplace solutions include Ritchie Bros., IAA, Rouse Services, SmartEquip and VeriTread. For more information about RB Global, visit www.rbglobal.com.

RB Global, Inc.	4

Forward-looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “confident”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “remain”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: our ability to integrate acquisitions; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of any mergers on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with any mergers; the outcome of any legal proceedings that have been or could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RB Global or the Company to meet financial forecasts and/or key performance targets including the Company's key operating metrics; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions, including as a result of global trade tensions and as a result of current, proposed or future tariffs, including retaliatory tariffs; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and RB Global’s periodic reports and other filings with the SEC, which are available on the SEC, SEDAR and RB Global’ websites. The foregoing list is not exhaustive of the factors that may affect RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.
Key Operating Metrics
We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.
Gross Transaction Value ("GTV"): Represents total proceeds from all items sold on our auctions and online marketplaces, third-party online marketplaces, private brokerage services and other disposition channels. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s condensed consolidated financial statements.
Total service revenue take rate: Total service revenue divided by total GTV.
Inventory return: Inventory sales revenue less cost of inventory sold.
Inventory rate: Inventory return divided by inventory sales revenue.
Total lots sold: A single asset to be sold or a group of assets bundled for sale as one unit.

RB Global, Inc.	5

GTV and Condensed Consolidated Income Statements
(Unaudited; in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GTV	$4,672.7	$4,198.1	$9,013.6	$8,027.0

Revenue:
Service revenue	$933.4	$887.2	$1,831.1	$1,739.7
Inventory sales revenue	383.7	298.8	720.6	554.9
Total revenue	1,317.1	1,186.0	2,551.7	2,294.6
Operating expenses:
Costs of services	381.6	353.9	746.7	715.8
Cost of inventory sold	360.9	286.4	667.6	521.4
Selling, general and administrative	210.8	222.2	425.0	427.2
Acquisition-related and integration costs	7.7	2.7	13.9	5.8
Depreciation and amortization	130.4	116.7	257.1	231.2
Total operating expenses	1,091.4	981.9	2,110.3	1,901.4
Gain (loss) on disposition of property, plant and equipment	(0.9)	—	0.9	0.4
Loss on deconsolidation	—	(15.5)	—	(15.5)
Operating income	224.8	188.6	442.3	378.1
Interest expense	(42.4)	(47.5)	(86.4)	(97.4)
Interest income	3.3	4.0	5.9	7.0
Other income (loss), net	0.8	0.2	(1.5)	0.9
Foreign exchange gain (loss)	(0.5)	0.2	(1.1)	(0.2)
Income before income taxes	186.0	145.5	359.2	288.4
Income tax expense	42.4	35.8	80.0	65.4
Net income	143.6	109.7	279.2	223.0
Net income (loss) attributable to non-controlling interests	0.1	(0.1)	0.2	(0.2)
Net income attributable to controlling interests	143.5	109.8	$279.0	$223.2
Cumulative dividends on Series A Senior Preferred Shares	(6.7)	(6.7)	(13.4)	(13.4)
Allocated earnings to Series A Senior Preferred Shares	(4.8)	(3.6)	(9.4)	(7.4)
Adjustment of redeemable non-controlling interest	—	—	0.4	—
Net income available to common stockholders	$132.0	$99.5	$256.6	$202.4

Basic earnings per share available to common stockholders	$0.71	$0.54	$1.38	$1.09
Diluted earnings per share available to common stockholders	$0.71	$0.53	$1.37	$1.09
Basic weighted average number of shares outstanding	185.8	185.4	185.9	185.1
Diluted weighted average number of shares outstanding	186.9	186.6	187.2	186.5

RB Global, Inc.	6

Condensed Consolidated Balance Sheets
(Unaudited, in millions, except per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$524.9	$531.5
Restricted cash	130.8	163.3
Trade and other receivables, net of allowance for credit losses of $8.1 and $8.6, respectively	854.4	706.3
Prepaid consigned vehicle charges	66.1	62.4
Inventory	137.9	139.8
Other current assets	95.6	107.8
Income taxes receivable	78.7	73.7
Total current assets	1,888.4	1,784.8
Property, plant and equipment, net	1,610.0	1,522.3
Operating lease right-of-use assets	1,526.8	1,545.5
Other non-current assets	130.7	149.4
Intangible assets, net	2,393.2	2,464.5
Goodwill	4,930.0	4,668.0
Deferred tax assets	8.5	8.5
Total assets	$12,487.6	$12,143.0
Liabilities, Temporary Equity and Stockholders' Equity
Current liabilities:
Auction proceeds payable	$542.4	$457.9
Trade and other liabilities	691.4	836.5
Current operating lease liabilities	130.3	128.2
Income taxes payable	5.1	6.7
Short-term debt	18.5	137.5
Current portion of long-term debt	51.1	51.2
Total current liabilities	1,438.8	1,618.0
Long-term operating lease liabilities	1,445.5	1,456.8
Long-term debt	2,834.5	2,282.8
Other non-current liabilities	159.2	158.5
Deferred tax liabilities	559.2	559.2
Total liabilities	6,437.2	6,075.3
Temporary equity:
Series A Senior Preferred Shares; shares authorized, issued and outstanding: 485.0 million	482.0	482.0
Redeemable non-controlling interest	—	12.6
Stockholders' equity:
Senior preferred and junior preferred stock; unlimited shares authorized; shares issued and outstanding, other than Series A Senior Preferred Shares: nil	—	—
Common stock and additional paid-in capital, no par value; unlimited shares authorized; shares issued and outstanding: 185.1 million and 185.9 million, respectively	4,249.7	4,365.1
Retained earnings	1,400.3	1,254.6
Accumulated other comprehensive loss	(82.1)	(48.3)
Stockholders' equity	5,567.9	5,571.4
Non-controlling interests	0.5	1.7
Total stockholders' equity	5,568.4	5,573.1
Total liabilities, temporary equity and stockholders' equity	$12,487.6	$12,143.0

RB Global, Inc.	7

Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

Six months ended June 30,	2026	2025
Cash provided by (used in):
Operating activities:
Net income	$279.2	$223.0
Adjustments for items not affecting cash:
Depreciation and amortization	257.1	231.2
Stock-based compensation expense	33.5	41.6
Amortization of right-of-use assets	82.8	78.2
Loss on deconsolidation	—	15.5
Other, net	5.6	11.6
Net changes in operating assets and liabilities	(292.4)	(117.8)
Net cash provided by operating activities	365.8	483.3
Investing activities:
Acquisitions, net of cash acquired	(331.1)	—
Property, plant and equipment additions	(129.6)	(139.1)
Proceeds on disposition of property, plant and equipment	3.3	2.1
Intangible asset additions	(54.3)	(61.2)
Proceeds from loans receivable	3.2	5.1
Issuance of loans receivable	(15.7)	(33.0)
Other, net	(0.1)	(1.8)
Net cash used in investing activities	(524.3)	(227.9)
Financing activities:
Payments of dividends	(132.8)	(124.4)
Repurchases and retirements of common stock	(150.0)	—
Proceeds from exercise of stock options and employee stock purchase plan	25.4	27.2
Payments of tax withholding related to vesting of share units	(22.3)	(20.2)
Net proceeds from short-term debt	147.0	56.0
Repayment of long-term debt	(166.7)	(326.0)
Proceeds from the issuance of long-term debt	456.4	275.0
Payment of debt issuance costs	—	(4.4)
Repayments of finance lease and equipment financing obligations	(16.6)	(16.0)
Proceeds from equipment financing obligations	1.5	1.9
Acquisition of VeriTread non-controlling interests	(14.3)	—
Net cash provided by (used in) financing activities	127.6	(130.9)
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(8.2)	22.7
Net increase in cash, cash equivalents, and restricted cash	(39.1)	147.2
Cash, cash equivalents, and restricted cash, beginning of period	694.8	708.8
Cash, cash equivalents, and restricted cash, end of period	$655.7	$856.0

RB Global, Inc.	8

Non-GAAP Measures
(Unaudited)
This news release references non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP.
The Company has not provided a reconciliation of Adjusted EBITDA outlook for fiscal 2026 to GAAP net income, the most directly comparable GAAP financial measure, because without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate Adjusted EBITDA, including but not limited to: (a) the net loss or gain on the sale of property plant & equipment, or other assets, (b) acquisition-related or integration costs relating to our mergers and acquisition activity, including severance costs, (c) restructuring costs, (d) stock-based compensation expense, which value is directly impacted by the fluctuations in our share price and other variables, and (e) other expenses that we do not believe are indicative of our ongoing operations. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on net income for fiscal 2026.
Please refer to the Form 10-Q for the quarterly period ended June 30, 2026 for a summary of adjusting items for the first two quarters of 2026. The adjusting items recognized in prior years quarters are discussed in Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2025.
Unless otherwise indicated, all amounts in the following tables are in millions, except per share amounts and percentages.
Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income available to common stockholders that the Company does not consider to be part of the normal operating results.
Adjusted net income available to common stockholders is calculated as net income available to common stockholders, excluding the effects of adjusting items that we do not consider to be part of our normal operating results, such as stock-based compensation expense, acquisition-related and integration costs, restructuring costs, amortization of acquired intangible assets, executive transition costs and certain other items.
Net income available to common stockholders is calculated as net income attributable to controlling interests, less cumulative dividends on Series A Senior Preferred Shares, allocated earnings to Series A Senior Preferred Shares, and adjustments to redeemable non-controlling interest.
Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares and the effect of shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive.

RB Global, Inc.	9

The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in our consolidated financial statements:

	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net income available to common stockholders	$132.0	$99.5	33%	$256.6	$202.4	27%
Stock-based compensation expense	17.9	25.2	(29)%	33.2	39.6	(16)%
Acquisition-related and integration costs	7.7	2.7	185%	13.9	5.8	140%
Restructuring costs	2.4	1.1	118%	4.8	2.9	66%
Amortization of acquired intangible assets	74.2	68.3	9%	146.8	136.6	7%
(Gain) loss on disposition of property, plant and equipment and related costs	0.9	—	NM	(0.9)	(0.2)	(350)%
Executive transition costs	—	3.1	NM	—	5.8	NM
Loss on divestiture and deconsolidation, net and related costs	—	19.7	NM	—	19.7	NM
Debt refinancing costs	—	3.9	NM	—	3.9	NM
Other legal, advisory and non-income tax expense	3.3	3.1	6%	3.4	4.9	(31)%
Related tax effects of the above	(24.8)	(22.4)	(11)%	(52.0)	(49.7)	(5)%
Related allocation of the above to Series A Senior Preferred Shares	(2.9)	(3.7)	(22)%	(5.3)	(6.0)	12%
Adjustment of redeemable non-controlling interest	—	—	NM	(0.4)	—	NM
Adjusted net income available to common stockholders	$210.7	$200.5	5%	$400.1	$365.7	9%
Weighted average number of dilutive shares outstanding	186.9	186.6	—%	187.2	186.5	—%
Diluted earnings per share available to common stockholders	$0.71	$0.53	34%	$1.37	$1.09	26%
Diluted adjusted earnings per share available to common stockholders	$1.13	$1.07	6%	$2.14	$1.96	9%

NM = Not meaningful

RB Global, Inc.	10

Adjusted EBITDA
The Company believes adjusted EBITDA provides useful information and is a key performance measure because it facilitates operating performance comparisons from period to period and it provides management with the ability to monitor its controllable incremental revenues and costs.
Adjusted EBITDA is calculated by adding depreciation and amortization, interest expense, and income tax expense, and subtracting interest income from net income, as well as adding back the adjusting items.
The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated financial statements:

	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net income	$143.6	$109.7	31%	$279.2	$223.0	25%
Add: depreciation and amortization	130.4	116.7	12%	257.1	231.2	11%
Add: interest expense	42.4	47.5	(11)%	86.4	97.4	(11)%
Less: interest income	(3.3)	(4.0)	(18)%	(5.9)	(7.0)	(16)%
Add: income tax expense	42.4	35.8	18%	80.0	65.4	22%
EBITDA	355.5	305.7	16%	696.8	610.0	14%
Stock-based compensation expense	17.9	25.2	(29)%	33.2	39.6	(16)%
Acquisition-related and integration costs	7.7	2.7	185%	13.9	5.8	140%
Restructuring costs	2.4	1.1	118%	4.8	2.9	66%
(Gain) loss on disposition of property, plant and equipment and related costs	0.9	—	NM	(0.9)	(0.2)	350%
Executive transition costs	—	3.1	NM	—	5.8	NM
Loss on divestiture and deconsolidation, net and related costs	—	19.7	NM	—	19.7	NM
Debt refinancing costs	—	3.9	NM	—	3.9	NM
Other legal, advisory and non-income tax expense	2.8	3.1	(10)%	2.1	4.9	(57)%
Adjusted EBITDA	$387.2	$364.5	6%	$749.9	$692.4	8%

NM = Not meaningful

RB Global, Inc.	11

Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation
The Company believes that comparing adjusted net debt to adjusted EBITDA on a trailing twelve-month basis, across different periods, provides useful information to investors about the Company's operational performance and financial flexibility. This ratio indicates the period of time it would take to repay both our short- and long-term debt from operating earnings. The Company does not consider this to be a measure of its liquidity, which is its ability to meet short-term obligations, but rather a measure of how well it manages its liquidity position. Measures of liquidity are noted under “Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt. Adjusted net debt/adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.
The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our condensed consolidated financial statements.

At and for the twelve months ended June 30,	2026	2025	% Change
Short-term debt	$18.5	$89.1	(79)%
Long-term debt	2,885.6	2,581.1	12%
Debt	2,904.1	2,670.2	9%
Less: cash and cash equivalents	(524.9)	(710.2)	(26)%
Adjusted net debt	2,379.2	1,960.0	21%
Net income	$483.8	$417.4	16%
Add: depreciation and amortization	509.3	457.6	11%
Add: interest expense	180.6	207.3	(13)%
Less: interest income	(13.8)	(19.8)	(30)%
Add: income tax expense	122.6	133.6	(8)%
EBITDA	1,282.5	1,196.1	7%
Stock-based compensation expense	70.3	64.5	9%
Acquisition-related and integration costs	27.5	17.9	54%
Restructuring costs	19.1	2.9	559%
Gain on disposition of property, plant and equipment and related costs	(2.7)	—	NM
Executive transition costs	47.9	8.8	444%
(Gain) loss on divestiture and deconsolidation, net and related costs	(3.9)	19.7	NM
Debt refinancing costs	—	3.9	NM
Other legal, advisory and non-income tax expense	16.5	8.2	101%
Adjusted EBITDA	$1,457.2	$1,322.0	10%
Debt/net income	6.0 x	6.4 x	(6)%
Adjusted net debt/adjusted EBITDA	1.6 x	1.5 x	7%

NM = Not meaningful
For further information, please contact:
Sameer Rathod | Vice President, Investor Relations and Market Intelligence
1-510-381-7584 | srathod@rbglobal.com

RB Global, Inc.	12